UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant     ☒         Filed by a Party other than the Registrant     ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SIGNET JEWELERS LIMITED

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your **Vote** Counts!

SIGNET JEWELERS LIMITED

2022 Annual Meeting of Shareholders

Vote by June 16, 2022 11:59 PM ET. For shares held in a plan, vote by June 14, 2022 11:59 PM ET.

SIGNET JEWELERS

SIGNET JEWELERS LIMITED
CLARENDON HOUSE
2 CHURCH STREET
HAMILTON HM11, BERMUDA

D77608-P67263

You invested in SIGNET JEWELERS LIMITED and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting of Shareholders. **This is an important notice regarding the availability of proxy material for the Annual Meeting of Shareholders to be held on June 17, 2022.**

Get informed before you vote

View the Notice, Proxy Statement and Annual Report online at www.proxydocs.com/SIG OR you can receive a free paper or email copy of the material(s) by requesting prior to June 3, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

June 17, 2022
11:00 a.m., Eastern Time

Virtually at:
www.virtualshareholdermeeting.com/SIG2022

*Please check the meeting materials for any special requirements for meeting attendance.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming Annual Meeting of Shareholders. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of twelve members of the Company's Board of Directors to serve until the next Annual Meeting of Shareholders of the Company or until their respective successors are elected in accordance with the Bye-laws of the Company. **Nominees:**	
1a. H. Todd Stitzer	For
1b. André V. Branch	For
1c. Virginia C. Drosos	For
1d. R. Mark Graf	For
1e. Zackery A. Hicks	For
1f. Sharon L. McCollam	For
1g. Helen McCluskey	For
1h. Nancy A. Reardon	For
1i. Jonathan Seiffer	For
1j. Brian Tilzer	For
1k. Eugenia Ulasewicz	For
1l. Dontá L. Wilson	For
2. Appointment of KPMG LLP as independent auditor of the Company, to hold office from the conclusion of this Meeting until the conclusion of the next Annual Meeting of Shareholders and authorization of the Audit Committee to determine its compensation.	For
3. Approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers as disclosed in the Proxy Statement (the "Say-on-Pay" vote).	For

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D77609-P67263